Exhibit 99.1

Contacts:	Sue Cheung Principal Accounting Officer and Corporate Controller (408) 990-4076 Scheung@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2016 First Quarter Results

SUNNYVALE, Calif. – May 4, 2016 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power programmable sensor processing solutions, today announced the financial results for its fiscal first quarter ended April 3, 2016.
Total revenue for the first quarter of 2016 was $3.0 million, representing a decrease of 19% compared to $3.6 million in the fourth quarter of 2015 and a decrease of 52% compared to $6.2 million in the first quarter of 2015. New product revenue for the first quarter of 2016 was $1.5 million, a decrease of 28% compared to $2.1 million in the fourth quarter of 2015 and a decrease of 64% compared to $4.1 million in the first quarter of 2015. During the first quarter, mature product revenue was $1.5 million, a decrease of 7% compared to $1.6 million sequentially and down 28% compared to $2.0 million in the first quarter of 2015. New product revenue accounted for 51% of the total revenue in the first quarter of 2016 compared to 57% in the fourth quarter of 2015 and 67% in the first quarter of 2015.
"Our strategic progress and engagement activity with top-tier OEMs accelerated during Q1," said Andy Pease, QuickLogic's CEO and President.  "We will discuss this progress, and the first scheduled shipments of our newest Sensor Processing Platform, the EOS S3, to a major OEM customer during our conference call today."
Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the first quarter of 2016 was $5.1 million, or $0.09 per share, compared to a net loss of $4.8 million, or $0.09 per share in the fourth quarter of 2015 and a net loss of $3.6 million, or $0.06 per share, in the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 was $4.5 million, or $0.08 per share, compared to a non-GAAP net loss of $4.3 million, or $0.08 per share in the fourth quarter of 2015 and a non-GAAP net loss of $3.1 million, or $0.06 per share, in the first quarter of 2015.

Conference Call

QuickLogic (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Daylight Saving Time/ 5:30 p.m. Eastern Daylight Saving Time today, May 4, 2016, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Saving Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 94015469. The call recording will be archived until Wednesday, May 11, 2016 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing, and enhanced visual experiences. For more information about QuickLogic, visit www.quicklogic.com.
Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.
QuickLogic is a registered trademark and the QuickLogic logo is a trademark of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015	January 3, 2016
Revenue	$2,950	$6,159	$3,630
Cost of revenue	1,794	3,280	2,349
Gross profit	1,156	2,879	1,281
Operating expenses:
Research and development	3,447	3,477	3,490
Selling, general and administrative	2,693	2,960	2,461
Restructuring cost	—	—	49
Total operating expense	6,140	6,437	6,000
Loss from operations	(4,984)	(3,558)	(4,719)
Interest expense	(38)	(14)	(18)
Interest income and other (expense), net	(7)	(26)	(9)
Loss before income taxes	(5,029)	(3,598)	(4,746)
Provision for income taxes	64	40	100
Net loss	$(5,093)	$(3,638)	$(4,846)
Net loss per share:
Basic	$(0.09)	$(0.06)	$(0.09)
Diluted	$(0.09)	$(0.06)	$(0.09)
Weighted average shares:
Basic	58,371	56,190	56,729
Diluted	58,371	56,190	56,729

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 3, 2016	January 3, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$23,302	$19,136
Accounts receivable, net	1,555	1,601
Inventories	3,330	2,878
Other current assets	1,180	1,312
Total current assets	29,367	24,927
Property and equipment, net	3,636	3,315
Other assets	229	219
TOTAL ASSETS	$33,232	$28,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$3,317	$4,032
Accrued liabilities	1,828	1,482
Current portion of capital lease obligations	283	281
Total current liabilities	5,428	5,795
Long-term liabilities:
Revolving line of credit	3,000	2,000
Capital lease obligations, less current portion	131	208
Other long-term liabilities	127	133
Total liabilities	8,686	8,136
Stockholders’ equity:
Common stock, at par value	67	57
Additional paid-in capital	250,328	241,024
Accumulated deficit	(225,849)	(220,756)
Total stockholders’ equity	24,546	20,325
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,232	$28,461

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(1)	Derived from the January 3, 2016 audited balance sheet included in the 2015 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015	January 3, 2016
GAAP loss from operations	$(4,984)	$(3,558)	$(4,719)
Adjustment for stock-based compensation within:
Cost of revenue	38	39	14
Research and development	291	191	213
Selling, general and administrative	233	267	306
Adjustment for restructuring costs	—	—	49
Non-GAAP loss from operations	$(4,422)	$(3,061)	$(4,137)
GAAP net loss	$(5,093)	$(3,638)	$(4,846)
Adjustment for stock-based compensation within:
Cost of revenue	38	39	14
Research and development	291	191	213
Selling, general and administrative	233	267	306
Adjustment for restructuring costs	—	—	49
Non-GAAP net loss	$(4,531)	$(3,141)	$(4,264)
GAAP net loss per share	$(0.09)	$(0.06)	$(0.09)
Adjustment for stock-based compensation	0.01	*	0.01
Adjustment for restructuring costs	—	—	*
Non-GAAP net loss per share	$(0.08)	$(0.06)	$(0.08)
GAAP gross margin percentage	39.2%	46.7%	35.3%
Adjustment for stock-based compensation	1.3%	0.7%	0.4%
Non-GAAP gross margin percentage	40.5%	47.4%	35.7%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2016	Q1 2015	Q4 2015	Q1 2015 to Q1 2016	Q4 2015 to Q1 2016
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	51%	67%	57%	(64)%	(28)%
Mature products	49%	33%	43%	(28)%	(7)%
Revenue by geography:
Asia Pacific	58%	62%	64%	(55)%	(25)%
North America	28%	30%	23%	(56)%	(1)%
Europe	14%	8%	13%	(21)%	(17)%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.